Separation and Release Agreement

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made as of the 13th day of May, 2010, by and between  Jane F. Gilmartin (the “Executive”) and Duckwall-Alco Stores, Inc., a Kansas corporation (the “Company”).

WHEREAS, the Executive’s employment as an executive of the Company has terminated; and

WHEREAS, pursuant to Section 6(b)(2) of the Employment Agreement by and between the Company and the Executive dated July 24, 2008 (the “Employment Agreement”), the Company has agreed to pay the Executive certain amounts, subject to the execution of this Agreement.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Consideration.  The Executive acknowledges that: (i) the payments set forth in Section 6(b) of the Employment Agreement constitute full settlement of all his rights under the Employment Agreement, (ii) he has no entitlement under any other severance or similar arrangement maintained by the Company, and (iii) except as otherwise provided specifically in this Agreement, the Company does not and will not have any other liability or obligation to the Executive.  The Executive further acknowledges that, in the absence of his execution of this Agreement, the benefits and payments specified in Section 6(b) of the Employment Agreement would not otherwise be due to him.

2. Release and Covenant Not to Sue.

2.1The Executive, his heirs and representatives release, waive and forever discharge the Company, its predecessors and successors, assigns, stockholders, subsidiaries, parents, affiliates, officers, directors, trustees, current and former employees, agents and attorneys, past and present and in their respective capacities as such (the Company and each such person or entity is each referred to as a “Released Person”) from all pending or potential claims, counts, causes of action and demands of any kind whatsoever or nature for money or anything else, whether such claims are known or unknown, that arose prior to the Executive’s signing this Agreement or that relate in any way to the Executive’s employment or termination of employment with the Company. This release includes, but is not limited to, any and all claims of race discrimination, sexual discrimination, national origin discrimination, religious discrimination, disability discrimination, age discrimination and unlawful retaliation and any and all claims under the following: Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101, et seq.; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq.; Kansas Act Against Discrimination, Chapter 44, Art. 10, K.S.A.; Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq.; Rehabilitation Act of 1973, 29 U.S.C. § 706, et seq.; any state, municipal and other local anti-discrimination statutes; any and all claims for alleged breach of an express or implied contract; any and all tort claims including, but not limited to, alleged retaliation for assertion of workers’ compensation rights; any and all claims under workers’ compensation law; and any and all claims for attorney’s fees.

2.2 The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any claim against a Released Person.  The Executive further promises not to initiate a lawsuit or to bring any other claim against any Released Person arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment.  This Agreement will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by the Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred. In addition, this release shall not affect the Executive’s rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this release and waiver.

2.3 The foregoing will not be deemed to release the Company from (a) claims solely to enforce this Agreement, (b) claims solely to enforce Section 6(b) of the Employment Agreement, (c) claims solely to enforce the terms of any equity incentive award agreement between the Executive and the Company, (d) claims for indemnification under the Company’s By-Laws and/or any applicable indemnification agreements, and/or (e) claims to continue health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state law.  The foregoing will not be deemed to release any person or entity from claims arising after the date of this Agreement, whether under this Agreement, under the Employment Agreement or otherwise.

3. Restrictive Covenants.  The Executive acknowledges that the restrictive covenants contained in Sections 7 and 8 of the Employment Agreement (the “Restrictive Covenants”) will survive the termination of Executive’s employment.  The Executive affirms that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions. The Company acknowledges that its obligations contained in Section 8(h) of the Employment Agreement will survive the termination of the Executive’s employment.

4. Return of Company Property. The Executive represents and warrants that he has returned all property belonging to the Company, including, but not limited to, all keys, access cards, office equipment, computers, cellular telephones, notebooks, documents, records, files, written materials, electronic information, credit cards bearing the Company’s name, and other Company property (originals or copies in whatever form) in the Executive’s possession or under the Executive’s control.

5. Cooperation.  The Executive further agrees that, subject to reimbursement of his reasonable expenses, he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which the Executive was in any way involved during his employment with the Company; provided that such cooperation shall not unreasonably interfere with Executive’s employment with another employer after termination of his employment with the Company.  The Executive shall render such cooperation in a timely manner on reasonable notice from the Company.

6. Rescission Right.  The Executive expressly acknowledges and recites that (a) he has read and understands the terms of this Agreement in its entirety, (b) he has entered into this Agreement knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Agreement before signing it; (d) he was provided twenty-one (21) calendar days after receipt of the Agreement to consider its terms before signing it; and (e) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Agreement, in which case this Agreement shall be unenforceable, null and void.  The Executive may revoke this Agreement during those seven (7) days by providing written notice of revocation to the Company at the address specified in Section 12(d) of the Employment Agreement.

7. Challenge.  If the Executive violates or challenges the enforceability of any provisions of the Restrictive Covenants or this Agreement, no further payments, rights or benefits under Section 6(b)(2) of the Employment Agreement will be due to the Executive.

8. Miscellaneous.

8.1 No Admission of Liability.  This Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to the Executive.  There have been no such violations, and the Company specifically denies any such violations.

8.2 No Reinstatement.  The Executive agrees that he will not without the consent of the Company apply for reinstatement with the Company or seek in any way to be reinstated, re-employed or hired by the Company in the future.

8.3 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, permitted assigns, executors, administrators and heirs.  The Executive may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise.  The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

8.4 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

8.5 Entire Agreement; Amendments.  Except as otherwise provided herein, this Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.  This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

8.6 Governing Law.  This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Kansas, without regard to the application of the principles of conflicts of laws.

8.7 Counterparts and Facsimiles.  This Agreement may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, in each case as of the date first above written.

EMPLOYEE: /s/Jane F. Gilmartin Jane F. Gilmartin
COMPANY: DUCKWALL-ALCO STORES, INC. /s/ Richard E. Wilson By: Richard E. Wilson Its: President & CEO Date: May 13, 2010